Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) is effective October 12, 2012, among GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“GRMH”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”) and APOTHECARYRx, LLC, an Oklahoma limited liability company (“ARx” together with GRMH and SDC, jointly and severally the “Borrowers” and each a “Borrower”), OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company (“OCH”), ROY T. OLIVER, an individual (“Oliver”), STANTON M. NELSON, an individual (“Nelson”), ROY T. OLIVER, as Trustee of the Roy T. Oliver Revocable Trust dated June 15, 2004 (the “Trust” and together with OCH, Oliver and Nelson, the “Guarantors”) and ARVEST BANK, an Arkansas banking corporation (the “Bank”).

BACKGROUND:

A. The Bank, the Borrowers and the Guarantors are parties to the Amended and Restated Loan Agreement dated December 17, 2010, as amended by the First Amendment to Amended and Restated Loan Agreement dated effective January 1, 2012, and the Second Amendment to Amended and Restated Loan Agreement dated effective June 30, 2012 (the “Loan Agreement”).

B. The Borrowers and the Guarantors have requested that the Bank amend the Loan Agreement in connection with the proposed acquisition (the “Acquisition”) of the membership interests of Foundation Surgery Affiliates, LLC, and Foundation Surgical Hospital Affiliates, LLC.

C. The Bank has agreed to amend the Loan Agreement on the terms and conditions set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Except as otherwise defined in this Amendment, capitalized terms used in this Amendment have the same definition in this Amendment as those terms are defined in the Loan Agreement.

2. Amending Paragraph 1.2. Paragraph 1.2 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

1.2	Borrower Subsidiaries. The direct and indirect subsidiaries of the Borrowers as of the Closing Date, and all subsidiaries thereafter created or acquired, except Foundation Surgery Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC, and their respective subsidiaries.

THIRD AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT

3. New Paragraph 1.9A. The following new paragraph 1.9A is hereby inserted between paragraphs 1.9 and 1.10 of the Loan Agreement:

1.9A	Foundation. Foundation Surgery Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC, and their respective direct or indirect subsidiaries and affiliates, other than the Borrowers and the Borrower Subsidiaries.

4. Amending Paragraph 9.10. Paragraph 9.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

9.10	Operation. The Borrowers agree to operate the Borrowers’ businesses directly, or indirectly through the Borrower Subsidiaries in a prudent and efficient manner consistent with normal industry practices and all governing laws and regulations.

5. Amending Paragraph 9.11. Paragraph 9.11 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

9.11	Qualifications; Licenses. Borrowers will take such actions or cause such actions to be taken as might be required to maintain the existence of all governmental and private permits, licenses and authorities of the Borrowers and Borrower Subsidiaries, necessary or desirable to the continuation of the Borrowers’ and Borrower Subsidiaries’ businesses and will comply with all statutes and governmental regulations.

6. Amending Paragraph 10.4. The last sentence of paragraph 10.4 of the Loan Agreement is hereby deleted in its entirety.

7. Amending Paragraph 10.8. Paragraph 10.8 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

10.8	Limitation on Investments and New Businesses. Except as otherwise permitted in the Loan Agreement, as amended from time to time, none of the Borrowers or Borrower Subsidiaries will: (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business; (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to their respective present businesses and operations; or (c) make any acquisitions of or capital contributions to or other investments in any person or entity, in each case other than the planned and disclosed expansion of the sleep lab business at any time.

8. Amendments to Second Amendment. The Second Amendment to Amended and Restated Loan Agreement dated effective June 30, 2012 (the “Second Amendment”), is hereby amended as follows:

8.1	Amendment to Paragraph 12. Paragraph 12 of the Second Amendment is hereby deleted in its entirety and the following is inserted in its place:

12. Consent to the Acquisition. Subject to the conditions set forth in paragraph 21, the Bank: (a) consents to the consummation of the Acquisition by GRMH or a newly formed Borrower Subsidiary owned 100% by GRMH in a manner that satisfies the condition for reversal of the credit and reinstatement in full of the Oliver Guarantor’s obligations under their guaranty in accordance with Section 2 of the Application Agreement dated effective August 24, 2012, as amended by the First Amendment to Application Agreement of even date with this Amendment; (b) waives the application of and agrees that paragraphs 10.1, 10.2, 10.3 and 10.10 of the Loan Agreement will not apply to Foundation; (c) waives the application of and agrees that the first, third and fourth sentences of paragraph 10.5 of the Loan Agreement will not apply with respect to Foundation; and (d) waives the application of and agrees that paragraph 10.8 of the Loan Agreement will not apply to the Foundation assets and the equity interests of Foundation Surgery Affiliates, LLC, and Foundation Surgical Hospital Affiliates, LLC. For purposes of the Borrower financial reporting covenants (Minimum Net Worth, Debt Service Coverage Ratio and positive EBITDA) under the Loan Agreement as amended, Foundation will be included in accordance with GAAP.

THIRD AMENDMENT TO AMENDED	-2-
AND RESTATED LOAN AGREEMENT

8.2	Deleting Paragraphs 13, 14, 17 and 18. Paragraphs 13, 14, 17 and 18 of the Second Amendment are hereby deleted in their entirety.

8.3	Amendment to Paragraph 15. Paragraph 15 of the Second Amendment is deleted in its entirety and the following is inserted in its place:

15. No Foundation Collateral. Neither the membership interests in nor assets of Foundation Surgery Affiliates, LLC, and Foundation Surgical Hospital Affiliates, LLC, and their respective subsidiaries will be Collateral under the Loan Documents and will not be required to be pledged to Bank.

9. Foundation Advances. Notwithstanding any other provision of the Loan Documents, GRMH is permitted to receive inter-company loans or advances from Foundation for the purpose of paying GRMH’s operating expenses and satisfying the Borrowers’ obligations to the Bank if: (a) such loans and advances are subordinate in all respects to the Borrowers’ Obligations to the Bank on terms reasonably satisfactory to the Bank; and (b) such loans or advances do not violate (or are consented to under) any credit facility, operating agreement or other agreement under which Foundation s bound (it being understood and agreed that Foundation has no obligation to Borrowers or Bank under this paragraph 9 or the Loan Agreement to make any such loans or advances to Borrowers).

10. Foundation Contributions. Notwithstanding any other provision of the Loan Documents, no Borrower or Borrower Subsidiary may contribute, advance or otherwise disburse funds to Foundation, except that: (a) GRMH may contribute to Foundation, directly or indirectly, 90% of the funds acquired in an equity offering by GRMH for the purpose of funding a surgical center, hospital or similar, related or complementary business acquisition by Foundation, if 10% of the funds acquired in that equity offering are applied to the Borrowers’ Obligations in accordance with the Loan Documents; and (b) if no uncured Default exists and is continuing; and on or before April 1, 2013, the Borrowers (i) pay or cause to be paid to the Bank in immediately available funds the aggregate of all payments of principal that would otherwise become due under the Loan Documents between April 1, 2013, and October 1, 2013, to be immediately applied to Borrowers’ Obligations owed to the Bank in accordance with the Loan Documents; and (ii) deposit or cause to be deposited in the Required Prepayment Account the aggregate of all interest payments that would otherwise become due under the Loan Documents between April 1, 2013, and October 1, 2013 (to be applied by the Bank on the dates such interest payments become due, except that after Default the Bank may immediately apply such funds to the Borrowers’ indebtedness to the Bank in the Bank’s sole and absolute discretion), then GRMH may pay or cause one or more of its Borrower Subsidiaries to distribute to the existing Foundation preferred holders $2,600,000.00 pursuant to the existing Operating Agreements for Foundation. Except as permitted by this paragraph 10(b), no contribution, advance or other distribution may be made by any Borrower or Borrower Subsidiary to any Foundation equity holder, while the Borrowers’ Obligations to the Bank remain outstanding (it being understood and agreed that payment of such distributions by Foundation from its own funds or funds from other sources is not prohibited by this paragraph 10(b) nor governed by the Loan Agreement).

THIRD AMENDMENT TO AMENDED	-3-
AND RESTATED LOAN AGREEMENT

11. Further Covenants. The Borrowers and the Guarantors covenant to the Bank, as follows:

11.1	Foundation Ownership. 100% of the equity interests of Foundation Surgery Affiliates, LLC, and Foundation Surgical Hospital Affiliates, LLC, will be owned by GRMH or a wholly-owned subsidiary of GRMH.

11.2	Governance. Contemporaneously with closing of the Acquisition, GRMH will cause the Stockholders Agreement in the form circulated to the Bank’s counsel on October 12, 2012, (the “Stockholders Agreement”) to be executed and delivered by the parties thereto and the Stockholders Agreement will not be, directly or indirectly, terminated, amended, modified or otherwise altered or avoided without the Bank’s prior written consent. The “Covered Shares” (as defined in the Stockholders Agreement) will not be subject to any other proxy, voting agreement or voting trust, except as approved by the Bank or in the Loan Agreement. Except for the Stockholders Agreement and Voting Agreement between GRMH and the Shareholders named therein, a copy of which has been furnished to Bank’s counsel on October 15, 2012, and which is also to be executed contemporaneously with the closing of the Acquisition, there are no oral or written agreements, arrangements or understandings with respect to the Covered Shares or the Stockholders Agreement between or among GRMH or the Guarantors and/or Foundation that have not been disclosed to the Bank in writing.

11.3	Compliance Certificate. On the first day of each month, the Borrowers will deliver to the Bank a certificate, signed by the Borrowers’ chief executive officer and Stanton Nelson (as long as he is a member of the board of directors of or employed as an officer by a Borrower or one of the Borrower Subsidiaries), certifying to the Bank that the Borrowers and Borrower Subsidiaries are in full compliance with all of the covenants in the Loan Documents, that no Default exists under any of the Loan Documents and that none of them is aware of any event that would, with or without notice, the passage of time, or both, be reasonably likely to result in a Default under the Loan Agreement.

11.4	Affiliate Transactions. Without the prior written consent of Bank which shall not be unreasonably withheld, conditioned or delayed, neither the Borrowers nor any Borrower Subsidiaries will enter into any transaction, other than the Acquisition or as otherwise permitted in the Loan Agreement, as amended from time to time, with Foundation on terms less favorable to the Borrower or Borrower Subsidiary than such party could obtain in a third-party, arms-length transaction.

THIRD AMENDMENT TO AMENDED	-4-
AND RESTATED LOAN AGREEMENT

12. Release. On execution of this Amendment, each of the Borrowers and the Guarantors hereby unconditionally and irrevocably release, acquit, waive and forever discharge the Bank and its participants, subsidiaries, affiliates, directors, officers, shareholders, employees, agents, attorneys, representatives and each of their respective heirs, legal representatives, executors, administrators, successors and assigns (the “Released Parties”) from any and all duties, obligations, representations, claims, actions, suits, causes of action, demands, liabilities, losses, damages, contracts, agreements, obligations, accounts, defenses and offsets of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, asserted or assertable, now existing or hereafter to accrue which the Borrowers or Guarantors ever had, now have or may hereafter have against the Released Parties, jointly or severally, for or by any reason or matter, cause or thing whatsoever occurring prior to the date of this Agreement, including without limitation such claims and defenses as fraud, mistake, duress and usury which relate, in whole or in part, directly or indirectly, to (a) the Loan Documents, the loan transactions evidenced thereby or any agreements or commitments in connection therewith; and (b) any past or present account relationship of the Borrowers, the Guarantors or any of their affiliates with the Bank. In addition, the Borrowers and Guarantors each agree not to sue any of the Released Parties regarding any of the foregoing matters.

13. Oliver Guaranty. Contemporaneously with the execution and delivery of this Amendment, Oliver, OCH and the Trust (together, the “Oliver Guarantors”) will execute and deliver the First Amendment to Application Agreement in the form of Exhibit “A” and the failure to do so will constitute a Default. If the Acquisition has not been consummated on or before December 31, 2012, all prior consents of the Bank to the Acquisition or related to any aspect of the Acquisition will be deemed withdrawn effective on January 1, 2013, whether contained in the Loan Agreement or herein; provided, however, to the extent not specifically related thereto, all terms and conditions of the Loan Agreement, as amended, shall remain in full force and effect.

14. Effectiveness. This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and the Bank has received original signatures from each of the parties.

15. Supersession. Except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents remain in full force and effect.

[Signature Pages Follow]

THIRD AMENDMENT TO AMENDED	-5-
AND RESTATED LOAN AGREEMENT

SIGNATURE PAGE TO THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BANK:

ARVEST BANK, an Arkansas banking corporation

By:	/s/ Bradley W. Krieger
Bradley W. Krieger, Executive Vice President and Regional Manager

THIRD AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT

SIGNATURE PAGE TO THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

BORROWER:

GRAYMARK HEALTHCARE, INC., an Oklahoma corporation

By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

BORROWER:

APOTHECARYRX LLC, an Oklahoma limited liability company

By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

	By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

BORROWER:

SDC HOLDINGS, LLC, an Oklahoma limited liability company

By:	Graymark Healthcare, Inc., an Oklahoma corporation, its Manager

	By:	/s/ Stanton M. Nelson
Stanton M. Nelson, CEO

GUARANTOR:

/s/ Stanton M. Nelson
STANTON M. NELSON, individually

THIRD AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT

SIGNATURE PAGE TO THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.

GUARANTOR:

OLIVER COMPANY HOLDINGS, LLC, an Oklahoma limited liability company

By:	/s/ Roy T. Oliver
Roy T. Oliver, Manager

GUARANTOR:

/s/ Roy T. Oliver
ROY T. OLIVER, individually

GUARANTOR:

/s/ Roy T. Oliver
ROY T. OLIVER, Trustee of the Roy T. Oliver Revocable Trust, u/t/a dated June 15, 2004

THIRD AMENDMENT TO AMENDED
AND RESTATED LOAN AGREEMENT